UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2005

ALLTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-4996	34-0868285

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

One Allied Drive, Little Rock, Arkansas	72202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(501) 905-8000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On August 10, 2005, Alltel Corporation ("Alltel") announced that its subsidiary, Western Wireless International Austria Corporation, had entered into a definitive agreement to sell its Austrian business, tele.ring Telekom Service GmbH, to T-Mobile Austria GmbH, a subsidiary of Deutsche Telekom, for approximately $1.6 billion at current exchange rates. The price is subject to downward adjustment if, among other things, certain operating performance targets are not met. Completion of the transaction is conditioned, among other things, on approval from the European Commission and the Austrian telecommunications regulator.

The foregoing description of the share purchase agreement does not purport to be complete and is qualified in its entirety by reference to the share purchase agreement, which is attached as Exhibit 2 and made a part of this filing. A copy of Alltel's press release announcing the agreement to sell the Austrian business is attached hereto as Exhibit 99(a) and made a part of this filing.

Item 9.01 Financial Statements and Exhibits

(c)    Exhibits

2	Share Purchase Agreement dated as of August 10, 2005 between T-Mobile Austria GmbH, T-Mobile Global Holdings GmbH, and Western Wireless International Austria Corporation.

99(a)	Press Release, dated August 10, 2005 of Alltel Corporation.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ALLTEL Corporation
(Registrant)

By:	/s/ Jeffery R. Gardner

Jeffery R. Gardner
Executive Vice President — Chief Financial Officer
(Principal Financial Officer)
August 10, 2005

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibits

2	Share Purchase Agreement dated as of August 10, 2005 between T-Mobile Austria GmbH, T-Mobile Global Holding GmbH, and Western Wireless International Austria Corporation.

99(a)	Press Release, dated August 10, 2005 of Alltel Corporation.

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